EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated August 16, 2001 (except with respect to the matter discussed in Note 14, as to which the date is December 12, 2001) included in Ultralife Batteries, Inc.'s Form 10-K/A for the year ended June 30, 2001, and to all references to our Firm included in this registration statement.

                                                     /s/ ARTHUR ANDERSEN LLP

Rochester, New York

December 28, 2001